ARTICLES OF INCORPORATION

                                       OF

                              TRIPLE A HOMES, INC.

      The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

                                 ARTICLE 1: NAME

      The name of the corporation shall be

                              TRIPLE A HOMES, INC.

      The principal place of business and mailing address of this corporation shall be 1616 Gulf to Bay Boulevard, Clearwater, Florida 34615.

                         ARTICLE II: NATURE OF BUSINESS

      This corporation may engage or transact in any or all lawful activities or businesses permitted under the laws of the United States, the State of Florida, or any other state, country, territory or nation.

                           ARTICLE III: CAPITAL STOCK

      The number of shares of stock that this corporation is authorized to have outstanding at any one time is ten million (10,000,000) shares having a par value of $.0005 per share.

                ARTICLE IV: INITIAL REGISTERED AGENT AND ADDRESS

      The name and address of the initial registered agent is RICHARD E. METZ, 1616 Gulf to Bay Boulevard, Clearwater, Florida 34615.


                                Exhibit No. 2.1

                             ARTICLE V: INCORPORATOR

      The name and address of the incorporator to these Articles of Incorporation is RICHARD E. METZ, 1616 Gulf to Bay Boulevard, Clearwater, Florida 34615.

      The undersigned has executed these Articles of Incorporation this 12th day of December, 1997.


                                        /s/  Richard E. Metz
                                        ----------------------------
                                        RICHARD E. METZ


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

                           CERTIFICATE OF DESIGNATION

                       REGISTERED AGENT/REGISTERED OFFICE

      Pursuant to the provisions of Section 607.0501, Florida Statutes, the mentioned corporation, organized under the laws of the State of Florida, submits the following statement in designating the registered office/registered agent in the State of Florida:

      1.    The name of the corporation is TRIPLE A HOMES, INC.

      2.    The name and address of the registered agent and office is RICHARD
E. METZ, 1616 Gulf to Bay Boulevard, Clearwater, Florida 34615.

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE-STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT THE APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.


                                        /s/  Richard E. Metz
                                        ------------------------------
                                        RICHARD E. METZ


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